Appleton Acquires Two Packaging Companies

(Appleton, Wis., April 30, 2003) Appleton announced today that it has acquired two privately-held companies, C&H Packaging Company, Inc., based in Merrill, Wis., and American Plastics Company, Inc., located in Rhinelander, Wis.

C&H Packaging prints and converts flexible plastic packaging materials for companies in the food processing, household and industrial product, and medical device industries. American Plastics produces high-quality, custom multilayered films and commercial packaging. The terms of the acquisitions were not disclosed.

Appleton purchased C&H Packaging and American Plastics as part of its strategy to acquire technology that will enable Appleton to leverage its expertise in coating applications and microencapsulation. “Producing substrates for the performance packaging industry is one of the markets in which we feel there are multiple opportunities for us to compete and to grow,” said Doug Buth, Appleton’s chief executive officer. He added American Plastics’ knowledge of films and barrier technology and C&H Packaging’s portfolio of products should complement Appleton’s expertise in coating and microencapsulation.

Buth said that C&H Packaging and American Plastics are two successful and well-managed companies that have built strong customer relationships and solid reputations that have contributed to years of consistent growth. “We intend to provide the resources to enable both companies to accelerate their growth plans while continuing to operate independently of each other,” Buth said.

To accommodate the growth of its existing paper businesses as well as further expansion into new markets such as packaging, brand protection, digital products, and labels, Appleton Papers changed its trade name and logo to Appleton in January. It was a move that anticipates growth from the company’s new product development efforts and through acquisitions.

About C&H Packaging and American Plastics

C&H Packaging Company, Inc. was founded in 1986 and employs 100 people. American Plastics Company, Inc. was established in 1992 and employs 45 people. In 2002, C&H Packaging and American Plastics generated approximately $40 million in net sales. Each company will operate as a subsidiary of Appleton.

About Appleton

Appleton creates product solutions through its development and use of coating formulations and applications and encapsulation technology. The company produces carbonless, thermal, security, digital and other coated products. Appleton is headquartered in Appleton, Wisconsin, and has manufacturing operations in Wisconsin, Ohio and Pennsylvania, employs approximately 2,500 people, and is 100 percent employee-owned. For more information visit www.appletonideas.com

Media Contact:

Bill Van Den Brandt

Manager, Corporate Communications

920-991-8613      bvandenbrandt@appletonideas.com

Notice regarding forward-looking statements

This news release contains forward-looking statements.  The words “will,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” or similar expressions are intended to identify forward-looking statements.  All statements in this news release other than statements of historical fact, including statements which address our strategy, future operations, future financial position, estimated revenues, projected costs, prospects, plans and objectives of management and events or developments that Appleton expects or anticipates will occur, are forward-looking statements.  All forward-looking statements speak only as of the date on which they are made.  They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of Appleton’s control, that could cause actual results to differ materially from such statements.  These risks and uncertainties include, but are not limited to, the factors listed under the heading “Risk Factors” in Appleton’s annual report on Form 10-K for the fiscal year ended December 28, 2002, and such other factors as may be described from time to time in our filings with the Securities and Exchange Commission, which factors are incorporated herein by reference.

Appleton disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Appleton Papers Inc. is a wholly owned subsidiary of Paperweight Development Corp. Paperweight Development has guaranteed Appleton’s senior credit facilities and senior subordinated notes.  All financial information contained in the following tables are presented for Paperweight Development on a consolidated basis.